1 | P a g e THE USE OF THE FOLLOWING NOTATION IN THIS EXHIBIT INDICATES THAT THE CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO ITEM 601(B)(10)(IV) WHEREBY CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED: [***] Exhibit 10.1 EXECUTION VERSION SECOND AMENDMENT TO INTELLECTUAL PROPERTY AGREEMENT THIS SECOND AMENDMENT dated this 22nd day of September, 2023 (the “Second Amendment Effective Date”) to the INTELLECTUAL PROPERY AGREEMENT dated January 12, 2021, as amended (the “Agreement), by, between, and among Hyzon Motors USA Inc. (“Hyzon”), Jiangsu Qingneng New Energy Technologies Co., Ltd. (“Jiangsu Horizon”), Shanghai Qingneng Horizon New Energy Ltd. (“Shanghai Horizon”), and Jiangsu Horizon Powertrain Technologies Co. Ltd. (“Jiangsu Powertrain” and together with Jiangsu Horizon and Shanghai Horizon, “JS Horizon”). Hyzon and JS Horizon are each referred to herein as a “Party” and collectively as the “Parties. Capitalized terms used herein shall have their given meanings or the meanings contained in the Agreement. RECITALS WHEREAS, the Parties have discussed their desires to amend the Agreement in certain respects; and WHEREAS, the Parties have reached agreement to amend the Agreement as contained in this Second Amendment. NOW THEREFORE, the Parties here by agree to amend the Agreement as follows: AMENDMENTS ARTICLE I OWNERSHIP AND ASSIGNMENT Article I is hereby amended by adding the following Sections: Section 1.4 G2.1 200-kW Fuel Cell System. The Parties acknowledge and agree that all Intellectual Property Rights in and to the hydrogen fuel cell commonly referred to as the G2.1 200-kW Fuel Cell System, including but not limited to all Background IP, Hyzon Patents, JS Horizon Patents, Additional Patents, and Improvements (collectively, the “G2.1 200-kW IP”) pertaining to such G2.1 200-kW Fuel Cell System, all as further described in both tabs contained in Exhibit I (an Excel file), as well as Exhibit II, each attached hereto and incorporated herein, shall be jointly owned by the Parties pursuant to the provisions of Article I. Other than as expressly set forth in this Agreement (including the terms set forth in Article II), neither Party will have any duty to account, or any obligation to make any payment or seek consent (including in connection with licensing or enforcement), to Exploit any of its respective joint ownership rights, or any products or services, under the G2.1 200-kW IP. Exhibit II attached hereto and

2 | P a g e incorporated herein contains the specifications and key characteristics for the G2.1 200 kW Fuel Cell System. For the avoidance of doubt, the Parties hereby further acknowledge and agree that Improvements included in the scope of the G2.1 200-kW IP are subject to the provisions of Sections 2.5 and 2.6 of this Agreement. Section 1.5 G2.1 Documentation and Hyzon Manufacturing Optimization Deliverables. JS Horizon agrees to deliver to Hyzon the G2.1 Documentation and Hyzon Manufacturing Optimization Deliverables (individually and collectively, the “G2.1 Deliverables”) by the delivery dates as contained in the tab marked, “Share of G2.1 Know-How” (“Tab 1”) contained in Exhibit I. The G2.1 Deliverables shall be provided to Hyzon by the due dates indicated therein in exchange for Hyzon’s payment of the G2.1 Documentation and Hyzon Manufacturing Optimization Deliverables Fee (the “G2.1 Deliverables Fee”) as set forth in Section 3.3. For the avoidance of doubt, the G2.1 Deliverables shall be considered “disclosed” by JS Horizon to Hyzon within the meaning of Section 2.5. Section 1.5.1 Parties’ Continuing Obligations to disclose Improvements. JS Horizon and Hyzon shall each be obligated, and shall have a continuing obligation, to disclose and provide to the other Party, free of charge, all Improvements by the dates set forth below until: (i) in the case of Improvements conceived, reduced to practice, or otherwise developed in the course of performance of work pertaining to the G2.1 Fuel Cell System, the earlier of (i) the date on which Hyzon determines, in its sole and absolute discretion, that Start of Production (the “SOP”) of the G2.1 Fuel Cell System is completed, including completion of G2.1 Deliverables in Exhibit I, and (ii) the date arising three (3) years after the Second Amendment Effective Date (collectively, the “G2.1 Improvement Disclosure Period”), (ii) in the case of Improvements conceived, reduced to practice, or otherwise developed by JS Horizon in the course of development of its G3 Prototype, the date on which JS Horizon notifies Hyzon that it has completed its G3 Prototype, as defined in Exhibit III, and in the case of Improvements conceived, reduced to practice or otherwise developed by Hyzon in the course of development of its G3 Prototype, the date on which Hyzon notifies JS Horizon that it has completed its G3 Prototype (individually and collectively, the “Prototype Improvement Disclosure Period”), it being understood and agreed that (x) nothing herein shall be construed to obligate either Party to disclose modifications (whether or not constituting Improvements) to its own G3 Prototype first developed after the Prototype Improvements Disclosure Period that applies to that Party, and (y) until a disclosing Party notifies the other that it has completed its G3 Prototype, the other Party shall provide a reasonable level of technical support and assistance in order to facilitate each Party’s completion and testing of its own G3 Prototype. The Prototype Improvement Disclosure Period will only be declared as effective once the disclosing Party declaring its G3 Prototype complete has shared or disclosed test results with the other Party, and that other Party has confirmed in writing that those results are accepted as proof that the Prototype meets the Specifications and Key Characteristics defined in Exhibit III, and such acceptance shall not be unreasonably withheld. The provisions of this subsection (ii) shall be subject to the provisions of Section 1.6. (iii) in the case of Improvements conceived, reduced to practice, or otherwise developed in the course of development of the 9.2 Fuel Cell System more fully described in Exhibit IV (the “9.2 Fuel Cell System”), the earlier of the date on which Hyzon determines, in its sole and absolute discretion, that Hyzon’s SOP for the 9.2 Fuel Cell System is completed in accordance with Exhibit IV and 3 years from the Second Amendment Effective Date, and

3 | P a g e (iv) in the case of Improvements conceived, reduced to practice, or otherwise developed in the course of development, up to the Second Amendment Effective Date, of the Carrier TRU 22kW Fuel Cell System, the Alakai Fuel Cell System, and the 9.1 120-Kw Fuel Cell System, such disclosure(s) shall be made within thirty (30) days of the Second Amendment Effective Date, and neither Party shall have an obligation to disclose such Improvements conceived, reduced to practice, or otherwise developed after the Second Amendment Effective Date. Except for Improvements developed between the Second Amendment Effective Date and the foregoing dates, neither Party shall have any duty to disclose Improvements to the other Party. Section 1.5.2 G2.1 200-kW Fuel Cell Changes; Hyzon Consent. JS Horizon shall not make any design or other changes to the G2.1 200 kW Fuel Cell manufactured for Hyzon, including but not limited to its bill of materials (“BOM”) or manufacturing methods, processes, or procedures, without the express written consent of Hyzon. Nothing herein shall be construed to limit JS Horizon’s right to modify or otherwise change the design of the G2.1 200 kW Fuel Cell manufactured for JS Horizon or its other customers and clients. JS Horizon shall produce and sell the G2.1 200-kW Fuel Cell in such quantities to Hyzon as Hyzon may require. in accordance with Framework Supply Contract Agreement, dated January 7, 2021, by and between Hyzon and Jiangsu Qingneng New Energy Technologies Co. Ltd, as may be amended by the parties. Section 1.6 G3 300-kW Fuel Cell System. The Parties acknowledge and agree that they desire and intend to develop a future generation hydrogen fuel cell, commonly referred to by the Parties as the “G3 300-kW Fuel Cell System” (the “G3”) at least through an initial functional and validated prototype, with additional joint development phases contemplated for potential agreement and pursuit per their mutual agreement following that design and prototyping stage. Exhibit III contains the specifications and key characteristics for the G3. While the exact specifications and key characteristics for the G3 are not yet known as of the Second Amendment Effective Date, the Parties agree that they will either (i) enter into a cost sharing arrangement to share in the costs of developing the G3, or (ii) bear their own development costs, but that in either case the Parties agree that the G3 Intellectual Property Rights will be governed under this Agreement, as amended by this Second Amendment. The Parties will not commence development of the working G3 Prototype until the Parties have agreed in writing on a final form of specifications for the G3 Prototype, which specifications shall not thereafter be materially changed without the consent of both Parties. The Parties will jointly develop the G3 Prototype and will enjoy joint rights to all G3 Intellectual Property Rights consistent with the terms of this Agreement, commencing through the initial G3 Prototype validation, and each of Hyzon and JS Horizon will be obligated to share with the other Party all G3 Intellectual Property Rights developed by Hyzon or JS Horizon, as the case may be. Upon the Parties’ completion of the initial G3 Prototype, both Parties shall be entitled to test the G3 Prototype according to their mutually agreed test standards for such time as each Party shall reasonably require to validate that the G3 Prototype meets the G3 specifications and key characteristics. If the Parties are unable to agree on whether the G3 Prototype meets the agreed upon specifications, either Party may submit the G3 Prototype to a qualified, independent vendor reasonably acceptable to the other Party (such acceptance not to be unreasonably withheld, conditioned or delayed) for purposes of testing and evaluation in order to determine whether the G3 Prototype meets the Specifications and Key Characteristics as contained in Exhibit III, and the independent vendor shall provide a report of its testing identifying any aspects of the G3 Prototype that failed to meet such specifications and characteristics, including details of the relevant failure. Absent manifest error, the determination of such vendor shall be binding on the Parties. The cost of the independent vendor shall be shared equally by the Parties.

4 | P a g e Section 1.7 Client/Customer Information. Nothing in this Agreement shall be construed to obligate a Party to disclose to the other Party any information proprietary to a client, customer, vendor, or other third party; provided, however, that if such information is material to a meaningful disclosure of Improvements otherwise required hereunder, the disclosing Party shall use commercially reasonable efforts to obtain the consent of the third party owner of such information. Provided further, that in the event a Party claims that it cannot produce information that would be relevant or material to a meaningful disclosure of an Improvement hereunder, such Party will, upon the other Party’s request, provide supporting evidence of the same. The parties represent and warrant that, as of the Second Amendment Effective Date, no such information proprietary to a client, customer, vendor, or other third party exists with respect to Improvements made with respect to or incorporated into any of the fuel cells, fuel cell systems, and Mobility Products Data as further described in Section 2.5(b). Section 1.8 Limitations on Scope of Improvements. The Parties acknowledge and agree that, as used in this Agreement, the term “Improvements” is limited to incremental improvements to a product, rather than significant new developments. By way of example and not limitation, Improvements include changes in (i) suppliers of core materials (catalyst, membrane, BBP) with the same specifications and manufacturing process, (ii) BOP (humidifier, air compressors, liquid pump, DCDC) and associated supplier information; and (iii) software; Improvements do not include changes in core materials (catalyst, membrane, BBP) with different specifications, designs or different manufacturing processes such as (for example) graphite plate manufacturing process changed from machine cut to embossing (as they shall be considered a new process that does not constitute an Improvement). These limitations shall not apply to the G3 Prototype Improvements except for the embossing process for bipolar plates which are excluded from the Improvements to be disclosed to Hyzon. ARTICLE II RIGHTS AND RESTRICTIONS ON BACKGROUND IP AND HYZON PATENTS Article II is hereby amended as follows: Section 2.1(a) is hereby amended by the addition of the following subsections: Section 2.1(a)(i) Sub-License – Hyzon Field. Notwithstanding the provisions contained in Section 2.1(a), effective as of the Second Amendment Effective Date, Hyzon hereby grants to JS Horizon a limited, irrevocable (except in the case of a material breach of this Section by JS Horizon), non- exclusive, non-transferrable, non-sublicensable (except as to Section 5.4) sub-license in and to the JS Horizon Improvements, the Additional Patents and JS Horizon’s (and, to the extent applicable, any other JS Horizon Entity’s) joint ownership interest in the Background IP for the Hyzon Field (the “Sub- License”), but expressly limited to the following Mobility Products for the following corresponding time periods (each a “Sub-License Period”), subject to automatic renewal as set forth below: Mobility Product License Period Buses and coaches Seven (7) years, commencing on the Second Amendment Effective Date Light duty trucks (defined as GVWR of 14,000 lbs. or less in North America (Class 3 or less), and 12 ton or less gross combined mass in Europe, Australia, and New Zealand, but excluding garbage and refuse trucks. Seven (7) years, commencing on the Second Amendment Effective Date

5 | P a g e Passenger cars Seven (7) years, commencing on the Second Amendment Effective Date Watercraft Seven (7) years, commencing on the Second Amendment Effective Date Airborne craft Seven (7) years, commencing on the Second Amendment Effective Date Forklifts Seven (7) years, commencing on the Second Amendment Effective Date Section 2.1(a)(ii) Special Sub-License For Mobility Fuel Cells Supplied To Holthausen Clean Technology B.V. Without limiting JS Horizon’s rights under the Sub-Licenses set forth above, Hyzon hereby grants to JS Horizon a limited, irrevocable (except in the case of a material breach of this Section by JS Horizon), non-exclusive, non-sublicensable, non-transferrable (except as to Section 5.4) Sub- License in and to the JS Horizon Improvements, the Additional Patents, and JS Horizon’s (and, to the extent applicable, any other JS Horizon Entity’s) joint ownership interest in the Background IP for the Hyzon Field to supply Mobility Fuel Cells to Holthausen Clean Technologies B.V. (“Holthausen”) solely for incorporation or assembly into Holthausen-branded vehicles that are assembled by Holthausen. Hyzon has disclosed to JS Horizon that Holthausen’s rights to sell vehicles otherwise described in this Section may be governed by and subject to certain license terms and conditions under agreements with Hyzon that may affect Holthausen’s ability to purchase Mobility Fuel Cells from JS Horizon hereunder. The Sub-License under this Section 2.1(a)(ii) shall be limited to (3) three years commencing on the Second Amendment Effective Date, provided that (x) the Parties may, within ninety (90) days of the expiration of the Sub-License hereunder, agree to extend this Sub-License and such agreement is in writing, and (y) notwithstanding termination of the Sub-License under this Section 2.1(a)(ii), JS Horizon’s rights under this Sub-License shall survive solely and exclusively for authorizing JS Horizon to provide, for so long as JS Horizon may be contractually obligated to provide, maintenance services and spare parts under third party agreement entered into during the term of any foregoing Sub-License. Section 2.1(a)(iii) Term of Sub-Licenses. Except for the Special Sub-License provided in Section 2.1(a)(ii) (which expires three (3) years from the Second Amendment Effective Date), each Sub-License shall expire at the end of its respective License Period which the Parties acknowledge and agree shall coincide with the expiration of the Agreement pursuant to Section 4.1(i). Section 2.1(a)(iv) Hyzon Retained Rights. Notwithstanding the Sub-License granted to JS Horizon in Section 2.1(a)(ii), Hyzon shall retain the right at its sole option at the expiration of the respective Mobility Product License Period as indicated in Section 2.1(a)(ii), pending Holthausen approval, to step into any and all Holthausen programs or projects in the Sub-License areas which JS Horizon initiated or controlled to assume the fuel cell system supply role and commercial relationship. In this regard, Hyzon shall elect to purchase fuel cell stacks necessary to meet the demand of Holthausen from JS Horizon subject to the parties reaching agreement on pricing and terms, and JS Horizon agrees to sell such fuel cell stacks to Hyzon, until the later of (i) termination of this Agreement in accordance with its terms, and (ii) the date arising seven (7) years after Hyzon assumes the fuel cell system supply role as contemplated above. JS Horizon will support Hyzon’s efforts to gain Holthausen’s consent to any assignment of a Holthausen contract to Hyzon should Hyzon decide to pursue such consent. Section 2.1(a)(v)(A) JS Horizon Data Transfer; License. To the extent not constituting Improvements, JS Horizon shall, during the term of this Agreement, disclose and transfer to Hyzon all accumulated data, FCU output data, knowhow, learning, and the like which JS Horizon acquires,

6 | P a g e discovers, or develops pertaining to the Improvements to the Mobility Products set forth in Section 2.1(a)(i) (individually and collectively, the “Sub-Licensed Mobility Products Data”). For clarification, JS Horizon’s obligations to share any Sub-Licensed Mobility Products Data constituting Improvements shall be governed by the Improvement Disclosure Periods set forth in Section 1.5.1, above. By way of illustration and not by limitation, Sub-Licensed Mobility Products Data include telematics data, FCU output data, data and information derived from testing, post-sales warranty service and R&D efforts carried or by JS Horizon, where JS Horizon has the right to provide such data. To the extent any Sub- Licensed Mobility Products Data is subject to non-disclosure rights of JS Horizon customers, then unless otherwise expressly prohibited by the relevant agreement, JS Horizon will de-identify or aggregate such Sub-Licensed Mobility Products Data to permit JS Horizon to share such data with Hyzon. Section 2.1(a)(v)(B) Hyzon Data Transfer; License. To the extent not constituting Improvements, Hyzon shall, during the term of this Agreement, disclose and transfer to JS Horizon all accumulated data, FCU output data, knowhow, learning, and the like which Hyzon acquires, discovers, or develops pertaining to products and services that do not constitute Mobility Products (individually and collectively, the “Sub-Licensed Non-Mobility Products Data”). By way of illustration and not by limitation, Sub- Licensed Non-Mobility Products Data include telematics data, FCU output data, data and information derived from testing, post-sales warranty service and R&D efforts carried out by Hyzon, where Hyzon has the right to provide such data. To the extent any Sub-Licensed Non-Mobility Products Data is subject to non-disclosure rights of Hyzon customers, then unless otherwise expressly prohibited by the relevant agreement, Hyzon will de-identify or aggregate such Sub-Licensed Non-Mobility Products Data to permit Hyzon to share such data with JS Horizon. Section 2.1(a)(v)(C) Cross-Licenses to Sub-Licensed Mobility Products Data. Section 2.1(a)(v)(C)(1) Sub-Licensed Mobility Products Data License. JS Horizon grants to Hyzon a non-exclusive, perpetual, irrevocable (except in the case of a material breach of this Agreement by Hyzon), non-transferable (except as set forth in Section 5.4) license to the Sub-Licensed Mobility Products Data disclosed and transferred to Hyzon hereunder. For purposes of this Section 2.1(a)(v)(C), the term “Mobility Products Data” shall be limited to: • the following Fuel Cell Control Unit (FCU) output data, limited to [***]. • [***]. • The following vehicle data, [***]. Section 2.1(a)(v)(C)(2) Term of JS Horizon Sub-License. The term of the Sub-License granted in Section 2.1(a)(v)(C)(1) shall commence as of the Second Amendment Effective and shall expire on the date arising seven (7) years after the Second Amendment Effective Date, which the Parties acknowledge and agree shall coincide with the expiration of the Agreement pursuant to Section 4.1. Section 2.1(a)(v)(D) License to Sub-Licensed Non-Mobility Products Data. Section 2.1(a)(v)(D)(1) Sub-Licensed Non-Mobility Products Data License. Hyzon grants to JS Horizon a non-exclusive, perpetual, irrevocable, non-transferable (except as set forth in Section 5.4) license to the Sub-Licensed Non-Mobility Products Data disclosed and transferred to JS Horizon hereunder. Section 2.1(a)(v)(D)(2) Term of Sub-Licensed Non-Mobility Products Data License. The term of the Sub-License granted in Section 2.1(a)(v)(D)(1) shall commence as of the Second Amendment

7 | P a g e Effective and shall expire on the date arising seven (7) years after the Second Amendment Effective Date, which the Parties acknowledge and agree shall coincide with the expiration of the Agreement pursuant to Section 4.1. Section 2.2(a) is hereby amended by adding the following subsections: Section 2.2(a)(i) Sub-License – JS Horizon Field. Notwithstanding the provisions contained in Section 2.2(a), effective as of the Second Amendment Effective Date, JS Horizon hereby grants to Hyzon a limited, irrevocable (except in the case of a material breach of this Agreement by Hyzon), non- exclusive, non-transferrable (except as to Section 5.4) sub-license in and to the Hyzon Improvements, the Additional Patents and Hyzon’s (and, to the extent applicable, any other Hyzon Entity’s) joint ownership interest in the Background IP for the JS Horizon Field (the “Sub-License”) to Exploit and Commercialize the foregoing for non-Mobility Fuel Cells and non-Mobility Products in North America. Section 2.2(a)(ii) Term of JS Horizon Sub-License. The term of Sub-License granted in Section 2.2(a)(i) shall commence as of the Second Amendment Effective and shall expire on the date arising seven (7) years after the Second Amendment Effective Date, which the Parties acknowledge and agree shall coincide with the expiration of the Agreement pursuant to Section 4.1ction 2.3 is hereby amended by adding the following provision to the end of Section 2.3(c): ; provided, always, that (i) Hyzon shall not institute any Action that may affect the validity or enforceability of any Intellectual Property Rights owned or otherwise controlled by JS Horizon without the express prior written consent of JS Horizon, which consent shall not be unreasonably withheld, conditioned or delayed; and (ii) JS Horizon shall not institute any Action that may affect the validity or enforceability of any Intellectual Property Rights owned or otherwise controlled by Hyzon without the express prior written consent of JS Horizon, which consent shall not be unreasonably withheld, conditioned or delayed. Section 2.5 is hereby repealed in its entirety and replaced with the following new Section 2.5: Section 2.5 Improvements. Section 2.5(a) Improvements Made Prior to Second Amendment Effective Date. As between the Parties, all Hyzon Improvements will be owned exclusively by Hyzon, and all JS Horizon Improvements will be owned exclusively by JS Horizon. All such Improvements will be subject to the terms and conditions of this Agreement (including, without limitation, the exclusive licenses and restrictions set forth in this Article II) with the further proviso that such Improvements shall and hereby are cross licensed by the Parties in perpetuity notwithstanding any other provision in this Agreement to the contrary; the Parties further agree that for purposes of this Section 2.5(a), Improvements shall include, but shall not be limited to, any and all Improvements pertaining to the fuel cells, fuel cell systems, Mobility Products Data and Non-Mobility Products Data as contained in Section 2.5(b). Section 2.5(b) Improvements Made Post Second Amendment Effective Date. Except as expressly set forth in this Agreement, including without limitation Section 1.5.1., (i) neither Hyzon (in the case of any Hyzon Improvement) nor JS Horizon (in the case of any JS Horizon Improvement) shall have any affirmative obligation to disclose to JS Horizon or Hyzon, respectively, Improvements each may make or have made on or after the Second Amendment Effective Date unless they agree in writing; and (ii) neither Party shall have any rights in or to the other Party’s Improvements made after the Second Amendment Effective Date. Notwithstanding the foregoing sentence, JS Horizon and Hyzon shall each have a continuing obligation under this Agreement to disclose to the other any and all Improvements pertaining

8 | P a g e to the foregoing fuel cells and fuel cell systems during, and solely during, the applicable Improvement Disclosure Periods: The G2.1 200-kW Fuel Cell System as described in Section 2.5(b)(1), The G3 300-kW Fuel Cell as described in Section 2.5(b)(2), The Mobility Products Data described in Section 2.1(a)(v)(A), The Non-Mobility Products Data described in Section 2.1(a)(v)(B), and The 9.2 Fuel Cell System more fully described in Exhibit IV attached hereto and incorporated herein by reference. JS Horizon and Hyzon each provide all documents, including but not limited to designs, drawings, schematics, CAD, and the like, pertaining to the Carrier TRU 22kW Fuel Cell System, the Alakai Fuel Cell System, and the 9.1 120-kW Fuel Cell System within thirty (30) days of the Second Amendment Effective Date. Section 2.6 Future Joint Development Section 2.6 is hereby amended by adding the following to the end of Section 2.6: The Parties may pursue joint development initiatives beyond those described in this Agreement, and any such agreements shall be memorialized in a defined joint development agreement or amendment to this IP Agreement; provided, however, that nothing herein shall be construed to obligate either Party to agree to pursue such other joint development initiatives. ARTICLE III PAYMENT TERMS New Section 3.3 is added as follows: Section 3.3 G2.1 Deliverables Fee; Fee Schedule. The G2.1 Deliverables Fee shall be [***] and shall be paid by Hyzon to JS Horizon in consideration of JS Horizon’s delivery of the G2.1 Deliverables as stated in Tab 1. The Parties further agree that, in consideration of any G2.1 Deliverables contained in Tab 2 (Addt’l tech Services for G2.1) to Exhibit I, which Hyzon may elect to have JS Horizon perform or furnish, as well as any training and administrative services agreed to be provided by JS Horizon pursuant to this Agreement, Hyzon will pay to JS Horizon a services fee (the “Service Fee”) that will be computed based on a blended hourly rate of $125 billed on a time and materials basis, exclusive of applicable taxes. No other charges or fees shall be imposed by JS Horizon unless agreed in writing by the Parties. The Tab 1 G2.1 Deliverables Fee shall be paid as follows: 3.3.1 25% upon signing of this Second Amendment. 3.3.2 25% upon completion and delivery of 30 of the total 59 G2.1 Deliverables. 3.3.3 Balance of 50% shall be due upon delivery of the outstanding 29 G2.1 Deliverables.

9 | P a g e 3.3.4 G2.1 Deliverables Late Delivery. In the event that JS Horizon is late in meeting any G2.1 Deliverables Deliverable Date as reflected in Tab 1, the fees for each such late Deliverable shall be waived. The G2.1 Deliverables Deliverable Dates shall not be changed or amended without Hyzon’s express written consent. ARTICLE IV TERM AND TERMINATION Section 4.1 Term. Section 4.1 is repealed and replaced with the following: Section 4.1 Term. The term of this Agreement shall commence as of the Effective Date and shall remain in effect until the seven (7) year anniversary of the Second Amendment Effective Date. Notwithstanding the foregoing, if either Party is in breach of its obligations under this Agreement, such failure shall not constitute grounds for extending the term of this Agreement; rather, the sole remedy of a Party asserting a breach of this Agreement shall be for monetary damages or injunctive relief. Section 4.2 No Other Termination. Section 4.2 is repealed and replaced with the following: Section 4.2 Rights Upon Termination/Expiration of Agreement. Upon the termination or expiration of this Agreement as provided in Section 4.1, the license rights (including Sub-Licenses) each Party has granted to the other shall be become perpetual, non-exclusive, transferrable, assignable, fully paid up licenses (including the right to sublicense) to exploit or commercialize anywhere in the world and for any purpose or use. For the avoidance of doubt, upon termination of this Agreement, all of its provisions shall terminate in their entirety, including but not limited to the provisions contained in Sections 2.1 through 2.9, and neither the definitions of “JS Horizon Field” or “Hyzon Field” shall have any application, the Parties being free to compete anywhere in the world geographically and with respect to any application or product that they may pursue. ARTICLE V GENERAL PROVISIONS Section 5.4 is repealed in its entirety and is replaced as follows: Section 5.4 Assignment. Neither Party may assign or otherwise transfer any of its rights or delegate any of its obligations under this Agreement, whether directly or indirectly, without the prior written consent of the other Party; provided that each Party may assign this Agreement in whole, without the prior written consent of the other Party, to (i) any Affiliate in connection with a reorganization of the corporate structure of the assigning Party, (ii) any Person in connection with a change in Control of the assigning Party, (iii) the surviving entity in connection with a merger or similar corporate transaction where the assigning Party is not the surviving entity, and (iv) any Person that acquires all or substantially all of the assets of the assigning Party to which this Agreement relates; provided, further, that (x) the assigning Party shall bind such assignee, in a written agreement, to all applicable terms and conditions of this Agreement as if such Person had entered into this Agreement in the place and stead of such assigning Party and (y) the Party that is not making an assignment of this Agreement shall, at the sole cost and expense of the assigning Party, sign such documents and otherwise cooperate in good faith with the assigning Party and the assignee to effectuate and perfect such assignment and to otherwise ensure the enforceability of such assignment. Any attempted assignment or other transfer of this Agreement, in

10 | P a g e whole or in part, in violation of this Section 5.4 shall be null and void ab initio. This Agreement shall be binding upon, and inure to the benefit of, the Parties to this Agreement and their respective successors and permitted assigns. Section 5.6 Dispute Resolution The last sentence of Section 5.6 is deleted and is replaced in its entirety as follows: Either Party also may, without waiving any right or remedy under this Agreement, seek from the U.S. federal or state courts in New York, United States of America having jurisdiction, any injunctive or provisional relief necessary to (i) protect the rights or property of that Party pending resolution of the dispute pursuant to this Section 5.6(a), and (ii) seek specific performance pursuant to Section 5.10. Section 5.10 Specific Performance The second sentence of Section 5.10 is deleted in its entirety and is replaced as follows: Accordingly, in addition to any other right or remedy to which any Party may be entitled, at Law or in equity (including monetary damages), such Party shall be entitled to seek to enforce any provision of this Agreement by any U.S. federal or state court of competent jurisdiction in New York, United States of America, by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking. New Section 5.14 U.S. Export Compliance is hereby added as follows: 5.14 Export Regulation. Each Party affirms that it is not named on, owned by, or acting on behalf of any U.S. government denied-party list, and it agrees to comply fully with all relevant export control and sanctions laws and regulations of the United States (“Export Laws”) to ensure that no materials or any technical data related thereto is: (i) used, exported or re-exported directly or indirectly in violation of Export Laws; or (ii) used for any purposes prohibited by the Export Laws, including, but not limited to, nuclear, chemical, or biological weapons proliferation, missile systems or technology, or restricted unmanned aerial vehicle applications. The Parties will complete all undertakings required by Export Laws, including obtaining any necessary export license or other governmental approval. New Section 5.15 Non-Solicitation is hereby added as follows: 5.15 Non-Solicitation. The Parties agree that each Party has invested substantial time and effort in assembling its respective personnel. Except to the extent mutually agreed in writing by the Parties, neither Party shall, without prior written consent of an authorized executive of the other Party, directly or indirectly, employ, engage or recruit the services of any employee, agent or subcontractor of the other Party during the Term of the Agreement; provided, however, that this restriction shall not prevent any person from answering a general solicitation for employment by a Party as long as such Party has not induced such person, directly or indirectly, to apply for such generally advertised position. A Party breaching the provisions of this Section shall pay the non-breaching Party, as liquidated damages and not as a penalty, an amount equal to the annualized compensation (which shall include base salary, equity based awards, bonuses and any other form of consideration promised in exchange for services) of such person based on her/his rate of pay as of the last day of employment or contracting with the non- breaching Party and payable to the non-breaching Party within 30 days following the breach of this

11 | P a g e Section. The non-breaching Party’s receipt of liquidated damages shall be its sole remedy in the event of a breach of this Section. Except as provided in this Second Amendment, the Agreement shall remain in full force and effect. ********************** IN WITNESS WHEREOF, the Parties have caused this Second Amendment to be executed as of the Second Amendment Effective Date. Jiangsu Qingneng New Energy Technologies Co., Ltd. By: ______________________ Title: _____________________ Date: _____________________ Hyzon Motors USA Inc. By: ______________________ Title: _____________________ Date: _____________________ Jiangsu Horizon Powertrain Technologies Co. Ltd. By: ______________________ Title: _____________________ Date: _____________________ Shanghai Qingneng Horizon New Energy Ltd. By: ______________________ Title: _____________________ Date: _____________________ /s/ Parker Meeks 9/26/2023 9/28/2023 /s/ Jack Zhang 9/28/2023 Group CEO Group CEO CEO /s/ Jack Zhang Group CEO 9/28/2023 /s/ Jack Zhang

12 | P a g e EXHIBIT A DEFINITIONS A new definition is added to Exhibit A as follows: “BOM” has the meaning ascribed to that term in Section 1.5.2. “G2.1 200-kW IP” has the meaning ascribed to that term in Section 1.4. “G2.1 Deliverables” has the meaning ascribed to that term in Section 1.5. “G2.1 Deliverables Fee” has the meaning ascribed to that term in Section 3.3. “G2.1 Improvement Disclosure Period” has the meaning ascribed to that term in Section 1.5.1. “G3” or “G3 300-kV Fuel Cell System” has the meaning ascribed to that term in Section 1.6. “Improvement Disclosure Periods” has the meaning ascribed to that term in Section 1.5.1. “License Period” has the meaning ascribed to that term in Section 2.1(a)(i). “Prototype” has the meaning ascribed to that term in Section 1.5.1. “Prototype Improvement Disclosure Period” has the meaning ascribed to that term in Section 1.5.1. “Service Fee” has the meaning ascribed to that term in Section 3.3. “Share of G2.1 Deliverables” has the meaning ascribed to that term in Section 1.5. “SOP” has the meaning ascribed to that term in Section 1.5.1. “Sub-License” has the meaning ascribed to that term in Section 2.1(a)(i). “Sub-Licensed Mobility Products Data” has the meaning ascribed to that term in Section 2.1(a)(ii)(A). “Second Amendment Effective Date” means September 22, 2023.

13 | P a g e Exhibit I Documentation and Hyzon Manufacturing Optimization Deliverables [***]

14 | P a g e Exhibit II G2.1 200 kW Fuel Cell System Specifications {***}

15 | P a g e Exhibit III Specifications and Key Characteristics for G3 300kW Fuel Cell System [***]

16 | P a g e Exhibit IV The 9.2 Fuel Cell System [***]